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EXHIBIT 32.1


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report MIV Therapeutics, Inc. (the "Company") on Form 10-QSB for the quarter ended February 28, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Alan P. Lindsay, as President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ ALAN P. LINDSAY
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Alan P. Lindsay
President and CEO
April 14, 2005